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                             DAVIS DISTRIBUTORS, LLC
                                DEALER AGREEMENT


         This Agreement sets forth arrangements between DAVIS DISTRIBUTORS, LLC ("DD, LLC") and (BROKER / DEALER) ("Advisor") relating to the sale of shares of mutual funds for which DD, LLC serves as the distributor and which are listed on Exhibit A attached hereto ("Funds") to clients of the Advisor ("Clients") and redemptions and other transactions in such shares (and services provided by DD, LLC to the Advisor in connection therewith). Advisor is either: (i) a broker/dealer member of the National Association of Securities Dealers, Inc. ("NASD"); or (ii) a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 ("1934 Act").

1.       Sales of Fund Shares. Any sales and redemptions of Fund shares for the
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         account of Clients shall be conducted by the Advisor in compliance with the terms and conditions of the Funds' prospectuses and statements of additional information ("SAIs") in effect from time to time. DD, LLC shall provide the Advisor with current copies of the Funds' prospectuses and SAIs and any supplements thereto. From time to time, DD, LLC may notify the Advisor of changes in the list of Funds to which this Agreement relates by sending to the Advisor (by mail, or by facsimile transmission followed by hard copy by mail) a revised Exhibit A and the effective date of the change.

         In accordance with the then current applicable prospectuses, shares of certain Funds may be offered on a no-load basis ("No-Load Shares") and shares of other Funds may be offered pursuant to a multi-class distribution system ("Multi-Class Shares") under which investors will have the choice of purchasing Class A Shares, Class B Shares, Class C Shares, or Class Y Shares. With respect to Class A Shares, orders for shares received from the Advisor and accepted by DD, LLC will be at the public offering price applicable to each order, which will include the applicable sales load. It shall be the responsibility of the Advisor to inform DD, LLC if an order placed by Advisor for Class A Shares is entitled to a reduced sales charge. With respect to No-Load Shares, Class B Shares, Class C Shares and Money Market Fund Class A Shares, the Advisor will offer and sell shares of the Funds only at their respective net asset values.

         With respect to Class A Shares, the Advisor will be paid an appropriate agency commission, on the basis set forth in the then current applicable prospectus. Commissions will be paid to the Advisor semi-monthly with respect to direct purchases and deducted from settlement with respect to all wire order purchases. With respect to Class B and Class C Shares, DD, LLC, will pay commissions to the Advisor on sales of such shares. Commissions will be paid to the Advisor semi-monthly with respect to direct purchases and deducted from settlement with respect to all wire order purchases.

         The Advisor agrees not to share or rebate any portion of such commissions or to otherwise grant any commissions, discounts, or other allowances to any person who is not a broker or dealer actually engaged in the investment banking or securities business or a bank as defined in Section 3(a)(6) of the Act. The Advisor will receive commissions, as indicated above, on all purchase transactions in shareholder accounts (excluding reinvestment of any dividends and distributions) for which the Advisor is designated as dealer of record, except where we determine that any such purchase was made with the proceeds of a redemption or repurchase of shares of the same Fund or another Fund.

2.       Redemption of Fund Shares. Redemptions of Class A Shares and No-Load
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         Shares on behalf of the Advisor's Clients shall be at a price not less than the net asset value which is next computed following receipt of the request for such purchase and quoted by us, as principal underwriter for each Fund. With respect to Class B and Class C Shares, the Advisor agrees to pay such Clients the applicable net asset value per share, less any CDSC that is applicable in accordance with the then current applicable prospectus (and such CDSC shall be remitted to us).


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         Nothing herein contained shall prevent the Advisor from selling any shares for the account of the record holder, to DD, LLC or to the Fund at such net asset value (less the appropriate CDSC, if any) in accordance with these procedures and charging the Client a fair commission for handling the transaction, as the Client's agent.

         If any shares sold to the Clients of the Advisor under the terms of this agreement are repurchased by the Fund, or are tendered for redemption, within seven business days after the date of our confirmation of the original purchase by the Clients of the Advisor, it is agreed that the Advisor shall forfeit the right to any commission on such sales even though the shareholder may be charged a CDSC by the Fund. DD, LLC will notify the Advisor of any such repurchase or redemption within the next ten business days after the date on which the certificate or written request for redemption is delivered to DD, LLC or to the Fund and the Advisor shall forthwith refund to DD, LLC the full amount of any concession or commission the Advisor received on such sale. DD, LLC agrees, in the event of any such repurchase or redemption, to refund to the Fund any commission retained on such sale and upon receipt from the Advisor of the commissions paid to the Advisor to pay such commissions forthwith to the Fund.

3.       Orders. Orders placed by the Advisor for the purchase or redemption of
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         shares of the Funds for the account of Clients will be accepted only on the terms and conditions set forth in the then current prospectuses of the Funds. It shall be the responsibility of the Advisor to receive and transmit orders on a timely basis in accordance with such prospectuses. No "as of" orders shall be permitted. DD, LLC reserves the right to cancel this agreement at any time without notice if any orders for the purchase of shares of the Funds are executed by Advisor at other than the then current offering price, as described in Paragraph 1 hereof.
         All orders for the purchase of shares of the Funds are subject to acceptance or rejection by DD, LLC in its sole discretion. DD, LLC reserves the right to suspend sales or withdraw the offering of any class of shares of any Fund without notice and at its sole discretion. The Advisor shall receive confirmation of purchases and redemptions and notice of any rejections, by telephone, wire, the National Securities Clearing Corporation ("NSCC"), or through any other mutually acceptable telecommunication or computer facilities. Conditional orders for the purchase or redemption of shares will not be accepted. The Advisor shall be responsible for the payment of the purchase price for Fund shares for which the Advisor has placed orders. If payment is not received by the settlement date, the sale may be canceled without any responsibility or liability on the part of DD, LLC or the Fund and the Advisor shall be responsible for any loss, including loss of profit, suffered by the Fund from the Advisor's failure to make such payment, or, at DD, LLC's option, such shares may be sold back to the Fund, in which case the Advisor may be held responsible for any loss, including loss of profit, suffered by DD, LLC as a result of Advisor's failure to make such payment.

4.       Client Accounts. The Client will have full beneficial ownership of the
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         Fund shares. Shares will, however, be registered in the name of the
         Advisor or its nominee, pursuant to instructions for registration received from the Advisor from time to time. The Advisor assumes full responsibility for the timely delivery to the Client of then-current prospectuses of the Funds and confirmations for the purchase and redemption of shares of the Funds, as well as all other documentation sent by the Funds to the registered owners, including, without limitation, semi-annual and annual reports to shareholders, proxy materials and tax notices. Upon request of a Client, the Advisor shall deliver to such Client the SAIs of any Funds. If a Client account is established without signature by the Client on the Application form then currently in use by DD, LLC for the Funds, the Advisor represents that the instructions received from the Advisor relating to registration (including, without limitation, the Client's tax identification number, any tax withholding information and any information required from time to time by the NASD and the selection of options and privileges) are in accordance with the Client's instructions and the Advisor shall indemnify the Funds, the Funds' Transfer Agent and DD, LLC for any loss, expense, costs, or claims (including legal fees) resulting from acting upon such instructions.


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5.       Compliance With Applicable Laws, Rules and Regulations. The Advisor
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         warrants, represents and covenants that it and all its agents and employees shall comply with (a) all applicable federal and state laws in conducting its and their activities including, without limitation, federal and state securities laws, (b) all rules, regulations and interpretations by governmental and regulatory bodies and self-regulatory organizations having jurisdiction, including, without limitation, the NASD, (c) all rules, regulations and procedures of the NSCC (subject to any limitations contained herein) if and to the extent that the Advisor uses NSCC for effecting purchases and redemptions of Fund shares through NSCC and (d) all federal and state banking laws, if applicable.

6.       Authority. The Advisor warrants, represents and covenants that it has
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         full authority to act on behalf of Clients in the manner contemplated by this Agreement and each time Advisor so acts it shall be deemed to have restated such warranty, representation and covenant. The Advisor shall promptly notify DD, LLC in writing in the event that it ceases to have such authority. Nothing in this Agreement constitutes the appointment of the Advisor or its agents or employees as an agent of the Funds or DD, LLC. Advisor shall act solely as agent for its clients in connection with all transactions hereunder.

7.       Representations. In placing orders for the purchase of shares of the
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         Funds, the Advisor shall rely solely and conclusively on the representations contained in the then current prospectuses and SAIs of the Funds and in such supplemental information as is furnished in writing to the Advisor by DD, LLC, additional copies of which are and will be, available from DD, LLC upon request. No person is authorized to make any representation relating to the shares of the Funds, whether oral, in writing or otherwise, except those contained in the then current prospectuses and SAIs and in such supplemental information as is furnished in writing to the Advisor by DD, LLC from time to time. The Advisor agrees not to use other advertising and sales materials relating to the Funds unless the Advisor has applied for and obtained pre-clearance of such material from the NASD and with any other regulatory or self-regulatory body having jurisdiction and such material has also been approved in writing by DD, LLC in advance of such use. The Advisor shall indemnify DD, LLC and the Funds and all directors, trustees, officers and employees of each of them for any loss, expense, costs, or claims (including legal fees) arising out of any unauthorized representations by it, its agents, or employees, in written materials or otherwise.

8.       Exchanges. The Advisor may from time to time instruct DD, LLC by
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         telephone, electronically, or in writing to effect exchange transactions for one or more Clients either separately or concurrently; provided, that the Advisor is responsible for ascertaining that all of such Clients' accounts for which it seeks to effect any exchange transactions are eligible for exchange transactions. Any instructions to effect a separate or concurrent exchange transaction shall immediately be confirmed by the Advisor in writing (which shall be sent to DD, LLC by facsimile transmission before the close of business on the same day, followed by hard copy by mail). Such transactions shall be subject to all terms and conditions of the Funds' prospectuses in effect from time to time. The Advisor shall indemnify and hold harmless DD, LLC and the Funds and all directors, trustees, officers and employees of each of them from any loss, expense, costs, or claims (including legal fees) arising out of such exchange transactions.

9.       Suitability. The Advisor agrees that in making recommendations to its
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         Clients with respect to the purchase, sale, or exchange of any shares of the Funds, the Advisor will comply with all requirements of Section 2 of Article III of the NASD Rules of Fair Practice, as such requirements may be amended from time to time. In addition, with respect to any Fund with Multi-class shares, the Advisor agrees to comply with the compliance standards set forth below and as set forth from time to time in the then current applicable prospectus, which are designed to protect Clients so that they do not make choices as between the classes which are unfavorable to them:

         a. The Advisor will advise Clients of the expense impact of the various classes based upon the Client's expected holding period with respect to the shares. For example, Class A


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                  Shares may be more appropriate for the long-term investor who can incur a sales charge once rather than pay a 12b-1 fee for an extended period. Class B Shares and Class C Shares may be more appropriate for the shorter term investor.

         b. The Advisor agrees to advise customers who are choosing between Class B and Class C Shares that, because of the conversion feature of the Class B Shares (which places a time limit on the period during which the higher Rule 12b-1 fees are incurred), it may be more appropriate for a long-term investor to purchase Class B Shares; however, for a short-term investor, it may be more appropriate to purchase Class C Shares since there is no front-end sales charge or CDSC beyond one year.

         c. The Advisor will not sell Class B Shares or Class C Shares to any investor for whom it would be more advantageous to sell Class A shares due to the volume discounts and rights of accumulation associated with such Class A Shares (i.e., certain large investors) and in no event will the Advisor accept any purchase of Class B shares in the amount of $250,000 or more per investor, or in such other amount as may from time to time be set forth in the then current applicable prospectus.

10.      Modification and Termination; Governing Law; Assignment. This agreement
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         may be amended by DD, LLC at any time upon written notice to Advisor and Advisor's placing any order after the effective date of any such amendment shall constitute acceptance thereof by the Advisor. This agreement may be terminated by either party on thirty (30) days' prior written notice. DD, LLC may immediately terminate this agreement for cause upon written notice to the Advisor. This Agreement shall be interpreted in accordance with the laws of the State of Arizona. The Advisor may not assign any of its rights, duties, or obligations without the prior written consent of DD, LLC and no waiver of any provision of this Agreement on any particular occasion shall be deemed a waiver of such provision on any subsequent occasion. This Agreement is intended to benefit and may be relied upon by the Funds.

11.      Indemnification. The Advisor shall indemnify the Funds and DD, LLC and
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         the directors, trustees, officers and employees of each, for any loss, expense, costs, or claims (including legal fees) resulting from acting upon (a) instructions set forth on applications, (b) any unauthorized representations by it, its agents, or employees, (c) failure of the Advisor, its agents and employees to comply with all applicable laws, regulations and procedures in accordance with Section 5 hereof, (d) breach by the Advisor of the representations and warranties set forth in Section 6 hereof, (e) exchange transactions effected pursuant to
         Section 8 hereof and (f) orders to purchase or redeem submitted by telephonic, telex, or telegraphic means if such order is erroneous or not authentic. The indemnification provided by the Advisor in Paragraphs 4, 7, 8 and 11 hereof shall cover only direct losses, expenses, costs and claims and reasonable legal fees; and in no event shall the Advisor be responsible or liable for any indirect special consequential or punitive damages, even if the Advisor is aware of the potential for such damages.

DAVIS DISTRIBUTORS, LLC



By:
   ---------------------------------         ----------------------------------
                                             Date

Address:   2949 East Elvira Road, Suite 101
           Tucson, AZ 85706


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(BROKER/DEALER)

Address:
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By:
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           Authorized Signature                    Date


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           Print Name of Authorized Signatory


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                                   EXHIBIT "A"

                  FUNDS UNDERWRITTEN BY DAVIS DISTRIBUTORS, LLC



No-Load Shares

         Selected American Shares, Inc.
         Selected Special Shares, Inc.
         Selected Capital Preservation Trust:
                  U.S. Government Income Fund
                  Daily Government Fund


Multi-Class Shares

         Davis New York Venture Fund                     Class A, B, C and Y
         Davis Growth Opportunity Fund                   Class A, B, C and Y
         Davis Government Bond Fund                      Class A, B, C and Y
         Davis Government Money Market Fund              Class A, B, C and Y
         Davis Financial Fund                            Class A, B, C and Y
         Davis Convertible Securities Fund               Class A, B, C and Y
         Davis Real Estate Fund                          Class A, B, C and Y
         Davis International Total Return Fund           Class A, B, C and Y
         Davis Growth & Income Fund                      Class A, B, C and Y





DEALER AGREEMENT
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